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                                                                Exhibit 10(v) A2


               AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE


$223,000,000.00                                               New York, New York
                                                                    May 31, 2001


         THIS AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE (as may be modified, amended, restated or substituted this "NOTE") is made this 31st day of May, 2001, by and between ALEXANDER'S KINGS PLAZA, LLC, a Delaware limited liability company, ALEXANDER'S OF KINGS, LLC, a Delaware limited liability company, and KINGS PARKING, LLC, a Delaware limited liability company, each having its principal place of business at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652 (collectively, "BORROWER"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, having an address at 60 Wall Street, New York, New York 10260 (the "LENDER").

                                 R E C I T A L S

         WHEREAS, Lender is the owner and holder of certain mortgages as more particularly described in Exhibit A attached hereto (hereinafter referred to as the "ORIGINAL MORTGAGES") and of the notes, bonds or other obligations secured thereby (hereinafter referred to as the "ORIGINAL NOTES");

         WHEREAS, there is now owing on the Original Notes and the Original Mortgages the unpaid principal sum of $115,209,592.00, together with interest;

         WHEREAS, in connection with the making of a loan by Lender to Borrower, Borrower has made that certain Mortgage Note, dated the date hereof in the principal amount of $107,790,408.00 in favor of Lender (the "NEW NOTE"), which New Note has an outstanding principal balance of $107,790,408.00 and is secured by that certain Mortgage and Security Agreement, dated the date hereof given by Borrower to Lender (the "NEW MORTGAGE");

         WHEREAS, in connection with the making of a loan to the Borrower in the principal amount of $223,000,000.00 (the "LOAN"), Borrower has agreed to (i) continue its obligations under the Original Notes and the New Note and has requested that Lender consolidate the Original Notes and the New Note and amend and restate the terms and provisions of the Original Notes and the New Note into this Note, and (ii) continue its obligations under the Original Mortgages and the New Mortgage and has requested that Lender spread, consolidate and modify the Original Mortgages and the New Mortgage into that certain Amended, Restated and Consolidated Mortgage and Security Agreement of even date herewith (the "SECURITY INSTRUMENT").

         NOW, THEREFORE, in consideration of the premises, the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first above written:
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A. The Original Notes and the New Note are hereby combined and consolidated so that together they shall hereafter constitute in law but one note evidenced solely by this Note in the aggregate principal amount of Two Hundred and Twenty Three Million and No/100 Dollars $223,000,000.00, together with interest thereon as hereinafter provided.

B. The Original Notes and the New Note are hereby amended, restated and consolidated in their entirety to read as follows:


                                 PROMISSORY NOTE

$223,000,000.00                                               New York, New York
                                                                    May 31, 2001

                  FOR VALUE RECEIVED, ALEXANDER'S KINGS PLAZA, LLC, a Delaware limited liability company, ALEXANDER'S OF KINGS, LLC, a Delaware limited liability company, and KINGS PARKING, LLC, each as maker and having its principal place of business at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652 (collectively, "BORROWER"), hereby unconditionally promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, as payee, having an address at 60 Wall Street, New York, New York 10260 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred and Twenty Three Million and No/100 Dollars ($223,000,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

                            ARTICLE 1: PAYMENT TERMS

                  (a) A payment of interest only on June 10, 2001, (b) a constant payment of $1,601,607.36 on July 10, 2001 and on the tenth (10th) day of each calendar month thereafter up to and including the tenth (10th) day of May, 2011 (each, a "MONTHLY DEBT SERVICE PAYMENT"), each of such payments to be applied (i) first, to the payment of interest computed at the Applicable Interest Rate and (ii) second, toward the reduction of the principal sum, and
(c) an amount equal to the balance of the principal sum, all interest thereon and all other amounts due hereunder, under the Security Instrument and the Other Security Documents shall be due and payable on the tenth (10th) day of June, 2011 (the "MATURITY DATE"). "MONTHLY PAYMENT DATE" shall mean the tenth day of each calendar month prior to the Maturity Date. Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the applicable period by a daily rate based on a three hundred sixty (360) day year. The first interest accrual period hereunder shall commence on and include the date that principal is advanced hereunder and shall end on and include the next ninth (9th) day of a calendar month; unless principal is advanced on the ninth (9th) day of a month, in which case the first interest accrual period shall consist only of such ninth (9th) day. Each interest accrual period thereafter shall commence on the tenth (10th) day of each calendar month during the term of this Note and shall end on and include the ninth (9th) day of the next occurring calendar month.


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                              ARTICLE 2: INTEREST

                  The term "APPLICABLE INTEREST RATE" as used in the Security Instrument (hereinafter defined) and this Note shall mean an interest rate equal to seven and four hundred sixty-two thousandths percent (7.462%) per annum.

                      ARTICLE 3: DEFAULT AND ACCELERATION

                  (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument (defined below) or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "DEBT") shall without notice become immediately due and payable at the option of Lender if an Event of Default (as defined in the Security Instrument) has occurred.

                           ARTICLE 4: DEFAULT INTEREST

                  Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal per annum to the lesser of (a) four percent (4%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "DEFAULT RATE"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                        ARTICLE 5: REPAYMENT; DEFEASANCE

                  (a) The principal balance of this Note may not be prepaid in whole or in part prior to the Maturity Date except as expressly permitted pursuant to Section 5(l) hereof.

                  (b) Subject to compliance with and satisfaction of the terms and conditions of this Article 5, Borrower may elect, after the Lockout Period Expiration Date (defined below), to either (i) defease all of the outstanding principal balance of this Note (a "COMPLETE DEFEASANCE"), or (ii) defease a portion of this Note (a "PARKING DEFEASANCE"; together with a Complete Defeasance hereinafter, a "DEFEASANCE") in an amount equal to the Parking Release Amount (defined below). If Borrower has elected a Complete Defeasance, Borrower shall be

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entitled to a release (a "COMPLETE RELEASE") of the Property from the lien of the Security Instrument and a return of all escrows held by or on behalf of Lender with respect to the Loan upon delivery to Lender as security for the payment of all interest and principal due and to become due pursuant to this Note throughout the term hereof (including the immediately succeeding Monthly Payment Date and assuming this Note is paid in full three (3) months prior to the Maturity Date) Defeasance Collateral (defined below) sufficient to generate the Scheduled Defeasance Payments (defined below). If the Borrower has elected a Parking Defeasance, Borrower shall be entitled to a partial release (the "PARKING RELEASE") of the Parking Land (as defined in the Security Instrument) from the lien of the Security Instrument (a "PARKING RELEASE"; together with a Complete Release, a "RELEASE") upon delivery to Lender as security for the payment of all interest and principal due and to become due pursuant to the Parking Note (defined below) throughout the term thereof (including the immediately succeeding Monthly Payment Date and assuming the Parking Note is paid in full three months prior to the Maturity Date) Defeasance Collateral sufficient to generate the Scheduled Defeasance Payments. "LOCKOUT PERIOD EXPIRATION DATE" shall mean the earlier to occur of (i) June 10, 2004, or (ii) the second anniversary of the "startup day" within the meaning of Section 860G(a)(9) of the IRS Code (defined below) of a REMIC Trust (defined below). "PARKING RELEASE AMOUNT" shall mean an amount equal to Nine Million One Hundred Seventy-Nine Thousand and No/100 Dollars ($9,179,000.00).

                  (c) As a condition precedent to a Defeasance, and prior to any Release, Borrower shall have complied with all of the following:

                           (i) Borrower shall provide not less than thirty (30)
days prior written notice to Lender of the Monthly Payment Date upon which it intends to effect a Defeasance hereunder (the "DEFEASANCE DATE"), which notice shall state whether such Defeasance is for a Complete Defeasance or a Parking Defeasance;

                           (ii) All accrued and unpaid interest and all other
sums due and payable under this Note, the Security Instrument and the Other Security Documents up to the Defeasance Date shall be paid in full on or prior to the Defeasance Date;

                           (iii) This Note or the Parking Note, as applicable,
shall thereafter be secured by the Defeasance Collateral delivered in connection with the Defeasance. After a Complete Defeasance of this Note or a Parking Defeasance, this Note or the Parking Note, as applicable, shall not be prepaid in whole or in part or be the subject of any further Defeasance. In the event of a Parking Defeasance, Borrower shall prepare all necessary documents to modify, amend and restate this Note in the reduced amount and issue a substitute note for a portion of the outstanding principal balance of this Note in an amount equal to Parking Release Amount (the "PARKING NOTE"). The Parking Note shall otherwise have terms identical to this Note other than as may be necessary to reflect the Parking Defeasance. In connection with any such Parking Defeasance, the Monthly Debt Service Payment Amount due under this Note (as amended) and under the Parking Note shall be recomputed at the Applicable Interest Rate and the outstanding principal balance of this Note, and the Parking Note, as applicable, remaining following such Parking Defeasance, based upon an amortization schedule of twenty-seven (27) years less the

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period (a) from the first day of the calendar month following the date of the advance of the proceeds hereunder to the date of such Parking Defeasance, or (b) if the date of the advance hereunder is the tenth day of a calendar month, from date of the advance of the proceeds hereunder to the date of such Parking Defeasance.

                           (iv) Borrower shall execute and deliver to Lender any
and all certificates, opinions, documents or instruments that may be required by a prudent lender in connection with the Defeasance and Release, including, without limitation, a pledge and security agreement satisfactory to a prudent lender creating a first priority lien on the Defeasance Collateral (a "DEFEASANCE SECURITY AGREEMENT");

                           (v) Borrower shall have delivered to Lender an
opinion of Borrower's counsel in form and substance that would be satisfactory to a prudent lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Lender and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, and (B) that if the holder of this Note or the Parking Note shall at the time of the Release be a REMIC (defined below), (1) the Defeasance Collateral has been validly assigned to the REMIC Trust which holds this Note (the "REMIC TRUST"),
(2) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)-2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (3) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance. The term "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code. "IRS CODE" shall mean the United States Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations;

                           (vi) Borrower shall have delivered to Lender in
connection with a Complete Defeasance only written confirmation from the Rating Agencies (defined in the Security Instrument) that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities (defined in the Security Instrument). If required by the Rating Agencies or Lender, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the Defeasance Obligor (as defined below) in form and substance satisfactory to Lender and the Rating Agencies;

                           (vii) Borrower shall have delivered to Lender a
certificate that would be satisfactory to a prudent lender given by Borrower's independent certified public accountant (which accountant shall be satisfactory to Lender) certifying that the Defeasance Collateral shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments; and

                           (viii) With respect to a Parking Defeasance, the
following additional provisions and conditions shall apply:

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                           (A)      At the time Borrower requests such Parking
                                    Release and at the time such Parking Release is granted, no Event of Default has occurred and is continuing;

                           (B) Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of such release, a release of such Parking Land from the lien of the Security Instrument for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Parking Land is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such Release, together with an officer's certificate certifying that such documentation (i) is in compliance with applicable law, (ii) will effect such release in accordance with the terms of this Note and the Security Instrument, and (iii) will not impair or otherwise adversely affect the remaining real property or other collateral covered by the Security Instrument or the liens, security interests and other rights of Lender under this Note and the Security Instrument or any Lease (as defined in the Security Instrument); and

                           (C) All requirements under all laws, statutes, rules and regulations applicable to the Parking Land necessary to accomplish the release shall have been fulfilled, and evidence thereof has been delivered to the Lender.

                  (d) In connection with any Defeasance hereunder, Borrower shall (unless otherwise agreed to in writing by Lender), at Borrower's expense, establish or designate a successor entity, which shall be a single purpose, bankruptcy remote entity acceptable to a prudent lender, as such entity is described in Section 4.3 of the Security Instrument (the "DEFEASANCE OBLIGOR") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note or the Parking Note, as applicable, together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under this Note or the Parking Note, as applicable, and any Defeasance Security Agreement, and Borrower shall be relieved of its obligations under such documents except with respect to any provisions of this Note, the Security Instrument or the Other Security Documents which by their terms expressly survive payment of the Debt in full.

                  (e) Each of the obligations of the United States of America or other government securities that are part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the

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book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower or, if applicable, the Defeasance Obligor, under this Note.

                  (f) The Defeasance Collateral shall generate payments on or prior to, but as close as possible to, the Business Day prior to each successive Monthly Payment Date after the date of the Defeasance upon which payments are required under this Note, in the case of a Complete Defeasance, or the Parking Note, in the case of a Parking Defeasance, and in amounts equal to or greater than the payments due on such dates (including, without limitation scheduled payments of principal, interest, and any other regularly scheduled amounts) together with the outstanding principal amount of this Note or the Parking Note, as applicable, which would be outstanding on the Monthly Payment Date that is three (3) months prior to the Maturity Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Provided no Event of Default has occurred and is continuing, any portion of such monthly amounts generated by the Defeasance Collateral in excess of the Scheduled Defeasance Payments shall be remitted to Borrower.

                  (g) Notwithstanding any release of the Security Instrument granted pursuant to this Article 5 or any Defeasance hereunder, the Defeasance Obligor shall, and hereby agrees to be bound by and obligated under Sections 3.1, 7.2, 7.4(a) (excluding items (ix) through (xii) inclusive and those portions of xiii that relate to the Property), 11.2, and Articles 13 and 15 of the Security Instrument; provided, however, that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender.

                  (h) Any costs or expenses incurred or to be incurred in connection with the Defeasance and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note, or otherwise required to accomplish the Defeasance shall be paid by Borrower simultaneously with the occurrence of any Defeasance.

                  (i) The term "DEFEASANCE COLLATERAL" as used herein shall mean non-callable and non-redeemable securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

                  (j) Upon Borrower's compliance with all of the conditions to Defeasance and a Release set forth in Article 5(b) through (i), Lender shall release the Property or the Parking Land, as applicable, from the lien of the Security Instrument and the Other Security Documents (or, at Borrower's request, assign such Security Instrument, or portion thereof in the case of a Parking Release, in a accordance with section 22.8 of the Security Instrument), and, in the case of a Parking Release, Lender shall also release King Parking LLC from and after the date of the Parking Release from its obligations under this Note, the Security Instrument and the Other

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Security Documents, other than those obligations which are expressly intended to survive any satisfaction of the Debt. All costs and expenses of Lender incurred in connection with the Defeasance and Release, including, without limitation, Lenders' counsels' fees and expenses and any fees and expenses of the Rating Agencies, shall be paid by Borrower simultaneously with the delivery of the Release documentation.

                  (k) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the "DEFAULT CONSIDERATION") equal to the greater of (i) the amount (if any) which, when added to the outstanding principal amount of the Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) three percent (3%) of the Default Prepayment. For purposes of this Note, the term "DEFAULT PREPAYMENT" shall mean a prepayment of the principal amount of this Note made after the acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring after an Event of Default or in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

                  (l) Notwithstanding anything to the contrary herein, (i) upon not less than fifteen (15) but not more than forty-five (45) days prior written notice Borrower may prepay the principal balance of this Note in whole during the three (3) months prior to the Maturity Date and no prepayment consideration shall be due and payable in connection therewith, but Borrower shall be required to pay all other sums due hereunder together with all interest which would have accrued on the principal balance of this Note after the date of prepayment to the next Monthly Payment Date (the "INTEREST SHORTFALL PAYMENT"), if such prepayment occurs on a date which is not a Monthly Payment Date; and (ii) if a complete or partial prepayment results from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3, 3.6 or 4.4 of the Security Instrument (an "INVOLUNTARY PREPAYMENT"), no prepayment consideration or Default Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder, including, without limitation, the Interest Shortfall Payment, if applicable. Upon an Involuntary Prepayment, the Monthly Debt Service Payment Amount shall be recomputed at the Applicable Interest Rate and the outstanding principal balance of this Note remaining following such prepayment, based upon an amortization schedule of twenty-seven (27) years less the period (A) from the first day of the calendar month following the date of the advance of the proceeds hereunder to the date of such prepayment, or (B) if the date of the advance hereunder is the tenth day of a calendar month, from date of the advance of the proceeds hereunder to the date of such prepayment.

                              ARTICLE 6: SECURITY

                  This Note is secured by the Security Instrument and the Other Security Documents. The Security Instrument covers the fee and leasehold estate of Borrower in certain premises located in Kings County, State of New York, and other property, as more particularly described therein (collectively, the "PROPERTY") and intended to be duly recorded in said County.

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The term "OTHER SECURITY DOCUMENTS" as used in this Note shall mean all and any of the documents, other than this Note and the Security Instrument, now or hereafter executed by Borrower in favor of Lender, which wholly or partially secure or guarantee payment of this Note or which were executed and/or delivered in connection with the origination of the Loan. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                  All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                           ARTICLE 7: SAVINGS CLAUSE

                  This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                             ARTICLE 8: LATE CHARGE

                  If an Event of Default occurs with respect to a monetary obligation payable under this Note, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents, but without duplication of the amounts paid pursuant to Article 4 in respect of such payment.

                           ARTICLE 9: NO ORAL CHANGE

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

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                    ARTICLE 10: JOINT AND SEVERAL LIABILITY

                  If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                              ARTICLE 11: WAIVERS

                  Except as otherwise provided in this Note, the Security Instrument or the Other Security Documents, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. Except in connection with a Defeasance, no release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the limited liability company and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.)

                              ARTICLE 12: TRANSFER

                  Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                      ARTICLE 13: WAIVER OF TRIAL BY JURY

                  BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                            ARTICLE 14: EXCULPATION

                  (a) Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender created by this Note, the Security Instrument and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 14, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Other Security Documents or the Security Instrument. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Security Documents or the Security Instrument;
(ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument;
(iii) affect the validity or enforceability of the Environmental Indemnity (as defined in the Security Instrument), or any guaranty executed in connection with this Note, the Security Instrument, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided, however, Lender shall only enforce such judgment to the extent of such insurance proceeds and/or condemnation awards.

                  (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) it incurs due to: (i) fraud or intentional misrepresentation by Borrower, Indemnitor (as defined in the Security Instrument), Guarantor (as defined in the Security Instrument) or Vornado Realty Trust in connection with the execution and the delivery of this Note, the Security Instrument or the Other Security Documents; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits (including any such deposits, escrows or reserves deposited by tenants for tenant improvement work) or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards or the failure to refund any tax rebates due to any tenant no longer in occupancy at the Property; (v) to the extent of Rents from the Property, Borrower's failure to pay Taxes (as defined in the Security Instrument), Other Charges (as defined in the Security Instrument) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of the Security Instrument), charges for labor or materials or other charges, that can create prior liens on the Property; (vi) any act of physical waste or arson by Borrower, any principal, affiliate, member or general partner thereof or by any Indemnitor or Guarantor; (vii) Borrower's failure to comply with the provisions of Sections 4.2, 12.1 and 12.2 and Article 8 (other than a violation of Article 8 set forth in subsection (c) below) of the Security Instrument; (viii) Borrower's failure to comply with the provisions of Section 4.3 (other than Section 4.3(h)); (ix) Borrower's amendment or modification to the Ground Lease (as defined in the Security Instrument) without the prior written consent of Lender; and (x) Borrower's amendment or modification to that certain Amended and Restated Construction Operation and Reciprocal Easement Agreement dated as of June 18, 1998 by and among Macy's Kings Plaza Real Estate, Inc. ("MACY'S"), Alexander's Kings Plaza Center, Inc. ("AKPC") and Alexander's Department Stores of Brooklyn, Inc. ("ADSB") and/or Supplemental Agreement dated June 18, 1998 by and among Macy's, AKPC and ADSB without the prior written consent of Lender.

                  (c) Notwithstanding the foregoing, (i) the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Article 8 of the Security Instrument caused by a Transfer of the Property in violation of such article or the placement of a voluntary mortgage lien against the Property, and (ii) the Debt shall be fully recourse to Borrower in the event that (A) Borrower files a voluntary petition under the Title 11 of the United States Bankruptcy Code (as amended, the "BANKRUPTCY CODE") or any other Federal or state bankruptcy or insolvency law; or (B) Guarantor or any other affiliate of Borrower which controls Borrower files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or from any Person, or (C) Borrower files an answer consenting to or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; or (D) any affiliate which controls Borrower consents to or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any real property portion of the Property; or (E) Borrower makes an assignment for the benefit of creditors.

                  (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.

                              ARTICLE 15: AUTHORITY

                  Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                           ARTICLE 16: APPLICABLE LAW

                  This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

                         ARTICLE 17: SERVICE OF PROCESS

                  (a) (i) Borrower will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in New York, New York, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

                      (ii) Borrower initially and irrevocably designates its Chief Financial Officer with offices on the date hereof at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652 to receive for and on behalf of Borrower service of process in New York, New York with respect to this Note; provided that a copy will be simultaneously provided to Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Vice President for Real Estate.

                  (b) With respect to any claim or action arising hereunder or under the Security Instrument or the Other Security Documents, Borrower (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                            ARTICLE 18: COUNSEL FEES

                  In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                              ARTICLE 19: NOTICES

                  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:            ALEXANDER'S KINGS PLAZA, LLC
                           ALEXANDER'S OF KINGS, LLC and
                           KINGS PARKING, LLC
                           c/o Vornado Realty Trust
                           210 Route 4 East
                           Paramus, New Jersey 07652
                           Attention:  Chief Financial Officer
                           Facsimile No.:  (201) 708-6210

With a copy to:            Winston & Strawn
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Peter J. Korda, Esq.
                           Facsimile No.:  (212) 294-4700

                                         and

                           Vornado Realty Trust
                           210 Route 4 East
                           Paramus, New Jersey 07652
                           Attention:  Vice President for Real Estate
                           Facsimile No.:  (201) 708-6207

If to Lender:              Morgan Guaranty Trust Company of New York
                           Commercial Mortgage Finance Group
                           60 Wall Street
                           New York, New York 10260
                           Attention:  Nancy Alto
                           Facsimile No.:  (212) 648-5274

                                         and

                           Morgan Guaranty Trust Company of New York
                           Legal Department
                           270 Park Avenue, 39th Floor
                           New York, New York 10017
                           Attention:  Ronald A. Wilcox, Esq.
                           Facsimile No.:  (212) 270-2934

With a copy to:            Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attention:  William P. McInerney, Esq.
                           Facsimile No.:  (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties.

                  Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  "BUSINESS DAY" shall mean a day upon which commercial banks are not authorized or required by law to close in New York, New York.

                           ARTICLE 20: MISCELLANEOUS

                  (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender.

                            ARTICLE 21: DEFINITIONS

                  The terms set forth below are defined in the following Sections of this Note:

(a)      ADSP:  14(b);

(b)      AKPC:  14(b);

(c)      Applicable Interest Rate:  Article 2;

(d)      Bankruptcy Code:  14(c);

(e)      Borrower:  Preamble, Articles 6 and 11;

(f)      Business Day:  Article 19;

(g)      Complete Defeasance:  Article 5(b);

(h)      Complete Release:  Article 5(b);

(i)      Debt:  Article 3;

(j)      Default Consideration:  Article 5(k);

(k)      Default Prepayment:  Article 5(k);

(l)      Default Rate:  Article 4;

(m)      Defeasance:  Article 5(b);

(n)      Defeasance Collateral:  Article 5;

(o)      Defeasance Date:  Article 5(c)(i);

(p)      Defeasance Obligor:  Article 5(d);

(q)      Defeasance Security Agreement:  Article 5(c)(iv);

(r)      Interest Shortfall Payment:  Article 5(l);

(s)      Involuntary Prepayment:  Article 5(l);

(t)      IRS Code:  5(c)(v);

(u)      Lender:  Preamble;

(v)      Loan:  Recitals;

(w)      Lockout Period Expiration Date:  Article 5(b);

(x)      Macy's:  14(b)

(y)      Maturity Date:  Article 1;

(z)      Monthly Debt Service Payment:  Article 1;

(aa)     Monthly Payment Date:  Article 1;

(bb)     New Mortgage: Recitals;

(cc)     New Note:  Recitals;

(dd)     Note:  Preamble;

(ee)     Original Mortgages:  Recitals;

(ff)     Original Notes:  Recitals;

(gg)     Other Security Documents:  Article 6;

(hh)     Parking Defeasance:  Article 5(b)

(ii)     Parking Note:  5(c)(iii)

(jj)     Parking Release:  Article 5(b)

(kk)     Parking Release Amount:  Article 5(b)

(ll)     Property:  Article 6;

(mm)     Release:  Article 5(b);

(nn)     REMIC:  5(c)(v)

(oo)     REMIC Trust:  Article 5(c)(v);

(pp)     Scheduled Defeasance Payments:  Article 5(f); and

(qq)     Security Instrument:  Recitals.


C. Borrower hereby renews and extends its covenant and agreement to pay the indebtedness evidenced by the Original Notes and the New Note, as amended, restated, and consolidated pursuant to this Note, and Borrower hereby renews and extends its covenant and agreement to perform, comply with and be bound by each and every term and provision of the Original Notes and the New Note, as amended and restated by the terms of this Note.

D. Borrower confirms and agrees that this Note, is, and shall continue to be, secured by the Security Instrument and by any other mortgages executed by Borrower or its predecessor-in-interest to secure the Original Notes and the New Note, as the same have been modified by the Security Instrument. All of the provisions of the Security Instrument, this Note and the Other Security Documents and any other mortgage now or heretofore executed by Borrower as heretofore or contemporaneously herewith amended, restated and consolidated are hereby ratified and affirmed in all respects. Without in any way limiting the generality of the foregoing,

Lender has, and shall continue to enjoy, all of the rights and remedies provided for in the Security Instrument, this Note and the Other Security Documents as heretofore or contemporaneously herewith amended, restated and consolidated.

E. This Note is secured by the Security Instrument and the Other Security Documents and in no way acts as a release or relinquishment of the liens created by the Security Instrument or the Other Security Documents. The Security Instrument liens and all liens securing payment of this Note are hereby modified, extended, renewed, carried forward in the amount of $223,000,000.00 and confirmed by Borrower in all respects and shall remain in full force and effect until the amount of this Note then payable in accordance with the terms hereof, all accrued but unpaid interest, and all extensions, renewals and rearrangements thereof and all sums secured by this Note, the Security Instrument and the Other Security Documents shall be fully and finally paid.

F. The parties hereto confirm that (i) the outstanding principal balance of Original Notes remaining unpaid as of the date hereof is $115,209,592.00, (ii) the outstanding principal balance of the New Note as of the date hereof is $107,790,408.00, and (iii) the Loan is not a revolving line of credit and Borrower shall not be entitled to any readvances of any principal or interest sums paid from time to time.

G. Borrower hereby certifies to Lender the following facts knowing that Lender requires, and is relying upon, the representations contained in this paragraph as a condition to entering into this Note:

                  (i) All interest due to Lender through but not including the date hereof has been paid or waived;

                  (ii) As of the date of execution hereof, Borrower has no, and waives any, defenses, rights of setoff, counterclaim, claims, or causes of action of any kind or description against Lender as holder of this Note, with respect to (a) payment of the principal sum described therein, (b) payment of interest under this Note, (c) payment of any other sums due and payable under this Note, the Security Instrument or any of the Other Security Documents, or
(d) the performance of any obligations under this Note, the Security Instrument and the Other Security Documents;

                  (iii) This Note, the Security Instrument and the Other Security Documents are valid and enforceable against Borrower in accordance with their respective terms subject to principles of equity and applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor's rights; and

                  (iv) It is understood and agreed that Lender, by virtue of executing this Note, is not waiving any of its rights under the Security Instrument, this Note or any of the Other Security Documents with respect to any defaults or Events of Default which may occur or arise from and after the date hereof.

H. Borrower acknowledges and agrees that this Note hereby, amends, restates and consolidates the Original Notes and the New Note, evidences the same indebtedness evidenced thereby and creates no new or additional indebtedness, and that this Note is not intended to, nor shall it be construed to, constitute a novation of the Original Notes or the New Note or the obligations contained therein.

I. All recitals set forth on page 1 hereof are hereby incorporated in and made a part of this Note to the same extent as if herein set forth in full; provided, however, that said recitals shall not be deemed to modify the express provisions set forth herein.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.


                                   BORROWER:

                                   ALEXANDER'S KINGS PLAZA, LLC,
                                       a Delaware limited liability company



                                   By:  /s/ Joseph Macnow
                                        ---------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President


                                   ALEXANDER'S OF KINGS, LLC, a Delaware limited
                                       liability company



                                   By:  /s/ Joseph Macnow
                                        ---------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President


                                   KINGS PARKING, LLC, a Delaware limited
                                       liability company



                                   By:  /s/ Joseph Macnow
                                        ---------------------------------------
                                        Name:  Joseph Macnow
                                        Title: Executive Vice President

                                   LENDER:

                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                       a New York banking corporation



                                   By:  /s/ Steven Z. Schwartz
                                        ----------------------
                                        Name:  Steven Z. Schwartz
                                        Title:  Managing Director

                                   EXHIBIT A

                          ORIGINAL NOTES AND MORTGAGES

                                TERM LOAN NOTES


1. Note dated March 12, 1999 in the amount of $15,000,000 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Landesbank, Cayman Islands Branch.

2. Note dated July 2, 1999 in the amount of $18,750,000 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Hypo-Und Vereinsbank AG, New York Branch.

3. Note dated July 2, 1999 in the amount of $7,500,000 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Comerica Bank.

4. Note dated July 2, 1999 in the amount of $24,375,000 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to The Bank of New York.

5. Note dated July 2, 1999 in the amount of $24,375,000 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to UBS AG, Stamford Branch.


                                   MORTGAGES

(1) Building Loan Mortgage dated June 27, 1969, in the amount of TWENTY THREE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($23,500,000.00) made by Kings Plaza Shopping Center of Flatbush Avenue Inc., and Kings Plaza Shopping Center of Avenue U, Inc. to R.H. Macy & Co., Inc. & Alexander's Inc. and recorded in the Kings County Clerk's Office on June 30, 1969, in Reel 344 page 153 ("MORTGAGE 1").

(2) Mortgage dated as of March 15, 1995 in the amount of THIRTY MILLION ONE HUNDRED and 00/100 Dollars ($30,000,100.00) made by Alexander's Inc. to First Fidelity Bank, National Association recorded in the Kings County Clerk's Office on March 17, 1995 in Reel 3481 page 1507 ("MORTGAGE 2");

(3) Spread Mortgage dated December 15, 1925, in the amount of ONE MILLION and 00/100 Dollars ($1,000,000.00) made by United Cigar Stores Company of America to New York Title & Mortgage Company and recorded in the Kings County Clerk's Office on December 18, 1925 in Liber 3648 page 59 ("MORTGAGE 3");

(4) Mortgage dated February 6, 1928, in the amount of FIVE HUNDRED FIFTY THOUSAND and 00/100 Dollars ($550,000.00) made by 164 E.59 St. Corporation to United Stores Realty Corporation recorded in the Kings County Clerk's Office on February 10, 1928 in Liber 3852 page 400 ("Mortgage 4");

(5) Mortgage dated December 15, 1961, in the amount of FIVE HUNDRED FIFTY THOUSAND FIVE HUNDRED EIGHTY THREE AND 16/100 Dollars ($550,583.16) made by Tillie Feldman to Equitable Life Assurance Society of the United States and recorded in the Kings County Clerk's Office on December 20, 1961, in Liber 6019 page 392 ("Mortgage 5")

(6) Mortgage dated as of December 21, 1971, in the amount of TWO HUNDRED NINETY SEVEN THOUSAND TWO HUNDRED FIFTY SEVEN AND 43/100 Dollars ($297,257.43) made by Grugo Equities, Inc. to United Mutual Savings Bank and recorded in the Kings County Clerk's Office on December 23, 1971, in Reel 226 page 13 ("Mortgage 6");

(7) Mortgage dated February 10, 1982, in the amount of FOUR HUNDRED TWO THOUSAND TWENTY NINE AND 96/100 Dollars ($402,029.96) made by Gogru Realty Corp. to Harlem Savings Bank and recorded in the Kings County Clerk's Office on February 22, 1982 in Reel 607 page 1532 ("Mortgage 7");

(8) Mortgage dated December 30, 1994 in the amount of TWENTY TWO MILLION ONE HUNDRED NINETY FOUR THOUSAND FORTY SEVEN AND 8/100 Dollars ($22,194,047.08) by Seven Thirty One Limited Partnership to Emanuel Gruss, Riane Gruss and Elizabeth Goldberg, dated December 30, 1994, and recorded in the Kings County Clerk's Office on January 12, 1995 in Reel 2173 page 123 ("Mortgage 8");

(9) Term Loan Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated June 18, 1998, in the amount of FIFTY MILLION EIGHT HUNDRED EIGHTY THREE THOUSAND EIGHT HUNDRED THIRTY SEVEN AND 37/100 Dollars ($50,883,837.37) made by Alexander's King Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Union Bank of Switzerland (New York Branch) and recorded in the Kings County Clerk's Office on July 31, 1998, in Reel 4251 page 1759 ("Mortgage 9");

     Mortgages 1 through 9 were consolidated to form a single lien of $90,000,000.00 pursuant to a Mortgage Consolidation, Modification and Spreader Agreement dated June 19, 1998 and recorded in the Kings County Clerk's Office on July 31, 1998 in Reel 4251 page 1809;

                              BUILDING LOAN NOTES

6. Building Loan Note dated August 9, 1999 in the amount of $5,299,612.50 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to UBS AG, Stamford Branch.

7. Building Loan Note dated August 9, 1999 in the amount of $4,076,625.00 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Hypo-Und Vereinsbank AG, New York Branch.

8. Building Loan Note dated August 9, 1999 in the amount of $3,261,300.00 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Landesbank, Cayman Islands Branch.

9. Building Loan Note dated August 9, 1999 in the amount of $1,630,650.00 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Comerica Bank.

10. Building Loan Note dated August 9, 1999 in the amount of $5,299,612.50 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to UBS AG, Stamford Branch.

     Notes 6 to 10 are secured by a Building Loan Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of August 9, 1999 in the amount of $19,567,800.00, among Alexander's Kings Plaza Center, Inc., Kings Plaza Corp., Alexander's Department Stores of Brooklyn, Inc. and UBS AG, Stamford Branch, as administrative agent for lenders, recorded on September 17, 1999 in Reel 4587 page 956.

                               PROJECT LOAN NOTES

11. Project Loan Note dated August 9, 1999 in the amount of $2,825,387.50 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to UBS AG, Stamford Branch.

12. Project Loan Note dated August 9, 1999 in the amount of $2,825,387.50 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to The Bank of New York.

13. Project Loan Note dated August 9, 1999 in the amount of $1,738,700.00 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Landesbank, Cayman Islands Branch.

14. Project Loan Note dated August 9, 1999 in the amount of $2,173,375.00 made by Alexander's Kings Plaza Center, Inc., Kings Plaza Corp. and Alexander's Department Stores of Brooklyn, Inc. to Bayerische Hypo-Und Vereinsbank AG, New York Branch.